EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Vital Living, Inc. 2005 Incentive Compensation Plan, of our report dated February 3, 2006, with respect to our audit of the financial statements of Vital Living, Inc. included in its Annual Report on Form 10-KSB as of December 31, 2005 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ Epstein, Weber & Conover, PLC

Phoenix, Arizona
April 10, 2006